UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported):  February 8, 2011

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone St.
Aberdeen, Washington 98520-5244
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Pacific Financial Corporation ("Pacific") is furnishing information in accordance with Regulation FD regarding its financial results for the twelve months ended December 31, 2010.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in any such filing.

Pacific's net income for the three and twelve months ended December 31, 2010, was $18,000 and $1,634,000, respectively, compared to a net loss of $2,000,000 and $6,338,000 for the three and twelve month periods ended December 31, 2009.  The improvement was primarily related to an increase in net interest income and a decrease in provision for credit losses.  Net interest margin increased to 3.96% for the twelve months ended December 31, 2010, compared to 3.62% for the same period of the prior year.  Provision for credit losses for the three and twelve months was $750,000 and $3,600,000, down from $1,400,000 and $9,944,000 in the same periods a year ago.  The decrease in provision for credit losses is due to an improvement in asset quality as evidenced by a decrease in non-performing loans to $9,999,000 at December 31, 2010, compared to $16,194,000 at December 31, 2009.  Non-performing assets totaled $16,579,000, or 2.57% of total assets, at December 31, 2010, compared to $22,859,000, or 3.42% of total assets, at December 31, 2009.

Net interest income for the twelve months ended December 31, 2010, was $22,879,000, an increase of $1,126,000 over the same period of the prior year.  Net interest income in the current quarter was $5,754,000, as compared to $5,595,000 in the prior period.  The increases are primarily the result of lower rates paid on deposits, including, in particular, certificates of deposit.  Additionally, as non-performing loans have declined the reversal of interest income on non-accrual loans has also declined.

Non-interest income increased $1,742,000 and $1,426,000 to $2,250,000 and $8,451,000 for the three and twelve months ended December 31, 2010, respectively.  The increases were attributable to a gain on sale of other real estate owned (“OREO”) of $260,000 during 2010 compared to a net loss of $1,418,000 in 2009.  During the fourth quarter of 2009, the Company completed a bulk sale of other real estate owned resulting in a loss on sale of $1,418,000 which was included in non-interest income.  The improvement in income from OREO sales was partially offset by a reduction in income from loan sales due to a decrease in the volume of loans sold in the secondary market.

Non-interest expense decreased $390,000 and $3,291,000 to $7,480,000 and $26,400,000 for the three and twelve months ended December 31, 2010, respectively.  The decreases are primarily related to decreases in FDIC assessments, directors and officer insurance and OREO write-downs.  OREO write-downs for the twelve months ended December 31, 2010 totaled $1,272,000 compared to $3,689,000 in the same period of the prior year.

Total assets decreased 3.6% to $644.4 million at December 31, 2010, compared to $668.6 million at December 31, 2009.  The decrease is mostly attributable to run off in certificates of deposits which were funded from interest bearing deposits and fed funds sold coupled with a decrease in loans.  Total loans, including loans held for sale, were $475.8 million at December 31, 2010, down from $494.6 million at year-end 2009.  The decrease in loans is due to continued reduction in construction and development loans of $18.6 million.  The ratio of the allowance for credit losses to total loans outstanding, excluding loans held for sale, was 2.28% and 2.30%, at December 31, 2010 and December 31, 2009, respectively.

Tier 1 leverage and total risk based capital ratios at December 31, 2010 for the Company’s subsidiary, Bank of the Pacific, were 9.80% and 14.62%, respectively, compared to 9.03% and 13.07% at December 31, 2009, respectively.

Pacific's unaudited consolidated balance sheets at December 31, 2010 and 2009, unaudited consolidated statements of operations for the three and twelve months ended December 31, 2010 and 2009, and selected performance ratios for the twelve months ended December 31, 2010 and 2009, follow.

PACIFIC FINANCIAL CORPORATION

Condensed Consolidated Balance Sheets

December 31, 2010 and 2009

(Dollars in thousands) (Unaudited)

	December 31, 2010	December 31, 2009
Assets
Cash and due from banks	$7,428	$12,836
Interest bearing deposits in banks	54,330	35,068
Federal funds sold	- -	5,000
Investment securities available-for-sale (amortized cost of $42,402 and $54,981)	41,893	53,677
Investment securities held-to-maturity (fair value of $6,584 and $7,594)	6,454	7,449
Federal Home Loan Bank stock, at cost	3,182	3,182
Loans held for sale	10,144	12,389

Loans	465,681	482,246
Allowance for credit losses	10,617	11,092
Loans, net	455,064	471,154

Premises and equipment	15,181	15,914
Other real estate owned	6,580	6,665
Accrued interest receivable	2,334	2,537
Cash surrender value of life insurance	16,748	16,207
Goodwill	11,282	11,282
Other intangible assets	1,303	1,445
Other assets	12,480	13,821

Total assets

$

644,403

$

668,626

Liabilities and Shareholders' Equity

Deposits:
Demand, non-interest bearing	$95,115	$86,046
Savings and interest-bearing demand	253,347	229,281
Time, interest-bearing	196,492	252,368
Total deposits	544,954	567,695

Accrued interest payable	1,380	1,125
Secured borrowings	925	977
Short-term borrowings	10,500	4,500
Long-term borrowings	10,500	21,000
Junior subordinated debentures	13,403	13,403
Other liabilities	2,972	2,277
Total liabilities	584,634	610,977

Shareholders' Equity

Common Stock (par value $1); 25,000,000 shares authorized; 10,121,853 shares issued and outstanding at December 31, 2010 and December 31, 2009	10,122	10,122
Additional paid-in capital	41,316	41,270
Retained earnings	9,233	7,599
Accumulated other comprehensive loss	(902)	(1,342)
Total shareholders' equity	59,769	57,649
Total liabilities and shareholders' equity

$

644,403

		$668,626

PACIFIC FINANCIAL CORPORATION

Condensed Consolidated Statements of Income

Three and twelve months ended December 31, 2010 and 2009

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Interest and dividend income
Loans	$7,021	$7,315	$28,520	$29,800
Investment securities and FHLB dividends	498	687	2,224	2,911
Deposits with banks and federal funds sold	24	38	116	109
Total interest and dividend income	7,543	8,040	30,860	32,820

Interest Expense
Deposits	1,457	2,068	6,575	9,264
Other borrowings	332	377	1,406	1,803
Total interest expense	1,789	2,445	7,981	11,067

Net Interest Income	5,754	5,595	22,879	21,753
Provision for credit losses	750	1,400	3,600	9,944
Net interest income after provision for credit losses	5,004	4,195	19,279	11,809

Non-interest Income
Service charges on deposits	445	400	1,783	1,649
Gain on sales of other real estate owned	(13)	(1,418)	260	(1,418)
Gain on sales of loans held for sale	1,309	1,033	4,168	4,638
Gain on sales of investments available-for-sale	20	65	422	484
Earnings on bank owned life insurance	132	125	541	489
Other operating income	357	303	1,277	1,183
Total non-interest income	2,250	508	8,451	7,025

Non-interest Expense
Salaries and employee benefits	3,617	3,243	13,530	13,558
Occupancy and equipment	723	766	2,766	2,779
Other real estate owned write-downs	708	1,150	1,272	3,689
Other real estate owned operating costs	189	204	614	507
Professional services	185	279	767	866
FDIC and State assessments	318	229	1,361	1,802
Data processing	445	453	1,247	1,246
Other	1,295	1,546	4,843	5,244
Total non-interest expense	7,480	7,870	26,400	29,691

Income (loss) before income taxes	(226)	(3,167)	1,330	(10,857)
Provision (benefit) for income taxes	(244)	(1,167)	(304)	(4,519)
Net Income (Loss)	$18	$(2,000)	$1,634	$(6,338)

Earnings (loss) per common share:
Basic	$0.00	$(0.20)	$0.16	$(0.74)
Diluted	0.00	(0.20)	0.16	(0.74)
Weighted Average shares outstanding:
Basic	10,121,853	10,121,853	10,121,853	8,539,237
Diluted	10,121,853	10,121,853	10,121,853	8,539,237

PACIFIC FINANCIAL CORPORATION
Selected Performance Ratios

Twelve months ended December 31,

	2010	2009

Net interest margin (1)	3.96%	3.62%
Efficiency ratio (2)	84.26%	103.17%
Return on average assets	0.25%	(0.96%)
Return on average common equity	2.77%	(11.63%)

As of Period End

	December 31,	December 31,
	2010	2009

Book value per common share	$5.90	$5.70
Tangible book vale per common share (3)	$4.66	$4.44

Tier 1 Leverage Ratio	9.80%	9.03%
Tier 1 Risk Based Capital Ratio	13.35%	11.81%
Total Risk Based Capital Ratio	14.62%	13.07%

(1)     Net interest income divided by average earnings assets.

(2)     Non interest expense divided by the sum of net interest income and non interest income.

(3)     Total shareholders’ equity less intangibles divided by shares outstanding.

SUMMARY OF NON-PERFORMING ASSETS (in thousands)		December 31, 2010	December 31, 2009

Accruing loans past due 90 days or more	$	- -	$547
Restructured loans		- -	- -
Non-accrual loans		9,999	15,647
Total non-performing loans		9,999	16,194

Other real estate owned and repossessions		6,580	6,665
TOTAL non-performing assets		$16,579	$22,859

Non-performing loans to total loans (4)		2.15%	3.36%
Non-performing assets to total assets		2.57%	3.42%
Allowance for loan losses to non-performing loans		106.18%	68.49%
Allowance for loan losses to total loans (4)		2.28%	2.30%

(4)     Excludes loans held for sale.

Loan Composition (in thousands)	December 31, 2010	December 31, 2009

Commercial and industrial	$84,575	$93,125
Real estate:
Construction, land development and other land loans	46,256	64,812
Residential 1-4 family (5)	89,212	91,821
Multi-family	9,113	8,605
Commercial real estate – owner occupied	109,936	105,663
Commercial real estate – non owner occupied	106,079	99,521
Farmland	22,354	22,824
Consumer	9,128	9,145
Less unearned income	(828)	(881)
Total Loans (5)	$475,825	$494,635

(5) Includes loans held for sale.

Deposit Composition (in thousands)	December 31, 2010	December 31, 2009

Non-interest bearing demand	$95,115	$86,046
Interest bearing demand	103,358	91,968
Money market deposits	93,996	86,260
Savings deposits	55,993	51,053
Time deposits	196,492	252,368
Total deposits	$544,954	$567,695

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: February 8, 2011	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer